EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT
                            ------------------------



          This Asset Purchase Agreement (the "Agreement") is made as of the 31st day of January, 2002, by and among


          ONE  WORLD   NETWORKS   INTEGRATED   TECHNOLOGIES,   INC.,   a  NEVADA
          corporation, having its principal place of business at 12300 Wilshire Blvd., Second Floor, Los Angeles, California 90025 ("Seller");


AND


          THINKA WEIGHT LOSS CORPORATION , a Nevada corporation having an office at 2267 Aria Drive, Henderson, Nevada, 89052 ("Buyer").


                                    RECITALS
                                    --------

          A. Seller is engaged in the business of marketing, developing and distributing for sale dietary supplement, nutritional and health care related products.

          B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller substantially all the assets used in connection with the operation of Seller's CARB FIGHTER line of business (hereinafter "the Business"), excluding any items described below as "Excluded Assets", pursuant to the terms and subject to the conditions set forth in this Agreement.


          NOW,  THEREFORE,  in   consideration  of   the  mutual  covenants  and
agreements hereinafter set forth and other good and valuable consideration, the parties agree as follows:


          1.     PURCHASE OF PURCHASED ASSETS.
                 -----------------------------

          1.1.   Purchased Assets.  Seller  agrees to sell and transfer to Buyer
                 -----------------
at the Closing (as hereinafter defined) and Buyer agrees to purchase from Seller at the Closing all of Seller's right, title and interest to, in and under the Purchased Assets, free and clear of any and all liens and encumbrances. The term "Purchased Assets" means all assets, properties and rights of Seller of every kind and description, personal and mixed, tangible and intangible, wherever situated, relating to the CARB FIGHTER line of products, excluding the Excluded Assets, but including without limitation the following:

                 (a)     Sales Materials.  All of Seller's advertising files and
                         ---------------
records, literature, labels, call sheets and all other materials used by Seller in its sales and marketing, and all other sales, promotional materials, records and reports relating to the Business;









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                 (b)     Operating  Documents.  All right, title and interest of
                         --------------------
Seller in and to agreements related or pertaining to the operation,  maintenance
or  management  of  the  Business,  all  other  permits,  licenses,   approvals,
certificates, consents and authorizations held in connection with the ownership, use, or operation of the Business and all warranties, guaranties, contract rights and agreements relating to the Purchased Assets, all of which are listed on Schedule 1.1(d) (collectively, the "Operating Documents");

                 (c)     Executory  Contracts.  Seller states  that no contracts
                         --------------------
relating to the Purchased Assets are currently in force other than purchase orders and other items in the ordinary course of business which will be transferred to Buyer at Closing.

                 (d)     Records.  All  data, books, papers, records, lists  and
                         -------
files pertaining to the Purchased Assets, except that Seller shall retain a copy of its customer list for the CARB FIGHTER products and shall retain the rights to market products to the customer list so long as such marketing activities do not violate any other provision herein.

                 (e)     Telephone.  All  telephone numbers  owned  by Seller in
                         ---------
connection with and relating to the Business;

                 (f)     Trade  Names.  The  exclusive  right to use  the  "CARB
                         ------------
FIGHTER" name and logo under Registration Number 2506101 and Serial Number 76081624 as presently or previously used by Seller or its predecessors in connection with the Business

                 (g)     Intellectual  Property.  All  Intellectual Property (as
                         ----------------------
defined below), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

          "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof relating to the Business, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith pertaining to the Business, (c) all drawings, designs, sketches, illustrations and other artwork pertaining to the Business, (d) all works, all copyrights, and all applications, registrations, and renewals in connection therewith pertaining to the Business, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals)

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used exclusively in the Business, (g) all other proprietary rights held and used by the Business, and (h) all copies and tangible embodiments thereof (in whatever form or medium); All such Intellectual Property shall not include those assets listed in Excluded Assets, attached hereto. Other. All other personal
                                                       -----
property (tangible and intangible) used in or relating to the Business.

          1.2.   Excluded Assets.  The  assets of  Seller listed on Schedule 1.2
                 ---------------
are hereby excluded from Section 1.1 above (the "Excluded Assets").

          2.     PURCHASE PRICE.
                 --------------


          2.1    Calculation  and  Payment  of  Purchase  Price.  The  aggregate
                 ----------------------------------------------
purchase price for the Purchased Assets (collectively, the "Purchase Price") shall be an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) payable as follows:

                 (i) The Two Hundred Thousand Dollar ($200,000)deposit paid to Seller by Buyer pursuant to an earlier, unconsummated transaction ("ULR Transaction") shall be credited toward the purchase price for the Business at Closing;

                 (ii)    Forty Thousand Dollars  ($40,000) has been deposited by
                         Buyer  to  Garden  State   Nutritionals  on  behalf  of
                         Seller's Account;

                 (iii) Ten Thousand Dollars ($10,000) at the Closing of the transaction shall be deposited by Buyer to Garden State Nutritionals on behalf of Seller's Account.

          2.2    Termination  of Letter  of Intent and  Amendments  between  the
                 ---------------------------------------------------------------
Parties  related to the ULR  Transaction  dated September 17, 2001 and September
--------------------------------------------------------------------------------
26, 2001,  respectively.  This  Agreement  supercedes  and replaces  each of the
-----------------------
Parties' rights and obligations under that certain Letter of Intent and Amendment described above. By Closing of the transaction set forth herein and performing as required hereunder, each Party hereby releases and discharges each other forever from any claims arising now or in the future from said Letter of Intent and Amendments.

          3.     ADJUSTMENTS AND ASSUMPTION OF OBLIGATIONS
                 -----------------------------------------

          3.1.   Apportionment  Time.  It is the intention of  the  parties that
                 -------------------
Seller's books as to the Business shall be closed as of 11:59 p.m. (E.S.T.) on the day preceding the Closing Date (the "Apportionment Time").

          3.2.   Seller's  Liabilities.  Except  as specifically  stated in this
                 ---------------------
Agreement,  Seller shall be responsible for all obligations  with respect to the

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Purchased  Assets and the  operation of the Business  which have accrued  and/or resulted from actions or omissions of Seller at or prior to the Apportionment Time and all obligations not specifically assumed by Buyer pursuant to this Agreement, such liabilities of Seller include without limitation, the following:

                 (a)     All    contracts,    agreements,    understandings   or
arrangements (written or oral) not specifically assumed by Buyer;

                 (b) Any liabilities related to employees or independent contractors;

                 (c) All tax liabilities of any kind of Seller or any owner or affiliate of Seller, including sales tax;

                 (d)     All intercompany liabilities


                 (e) All product liability claims or causes of action or other litigation or regulatory investigations relating to conduct, negligence, or related to sales of product by Seller prior to the date of Closing.

          3.3.   Buyer's   Liabilities.   Buyer   shall  assume   the  following
                 ---------------------
obligations as of the Apportionment Time:

                 (a) all obligations of Seller to be performed after the Closing Date pursuant to the express terms of the unfilled purchase orders and sales orders set forth on Schedule 1.1(f); such obligations shall also include royalties to be paid to production and talent partners pursuant to producer and talent agreements furnished to Buyer, with originals of such agreements to be provided at Closing.

          3.4.   No  Other  Liabilities  to  be  Assumed  by  Buyer.  EXCEPT  AS
                 --------------------------------------------------
SPECIFICALLY PROVIDED IN SECTION 3.3 HEREOF, SELLER SHALL REMAIN LIABLE AND RESPONSIBLE FOR AND BUYER SHALL NEITHER ASSUME NOR DISCHARGE ANY DEBTS, OBLIGATIONS, LIABILITIES OR COMMITMENTS OF SELLER ARISING DIRECTLY OR INDIRECTLY OUT OF THE CONDUCT OF THE BUSINESS PRIOR TO CLOSING WHETHER ACCRUED NOW OR HEREAFTER, WHETHER FIXED OR CONTINGENT, WHETHER KNOWN OR UNKNOWN. ALL PURCHASED ASSETS ARE TO BE TRANSFERRED TO BUYER FREE AND CLEAR OF ANY LIENS, CLAIMS, SECURITY INTERESTS OR ENCUMBRANCES WHATSOEVER.

          4.     CLOSING;   DELIVERY   OF   DOCUMENTS   AND   PURCHASED  ASSETS;
                 ---------------------------------------------------------------
TERMINATION.  The closing of the purchase and sale of the Purchased  Assets will
-----------
take place at the offices of Vitaquest International, Inc., 8 Henderson Drive, West Caldwell, New Jersey 07962 (the "Closing"), on or about February 7, 2002, or as soon thereafter as reasonably practicable upon fulfillment or waiver of all conditions precedent (the "Closing Date"), but in no event later than February 11, 2002.

          4.1.   Deliveries by  Seller.  At the Closing, Seller will deliver the
                 ---------------------
Purchased Assets, along with the following documents and instruments, to Buyer:

                 (a) An executed bill of sale for the Purchased Assets, transferring the Purchased Assets to Buyer substantially in the form attached as Exhibit A;

                 (b) All of Seller's records, financial statements, papers and files pertaining to the operation of the Business not previously provided to Buyer.

                 (c) An incumbency certificate and certified copies of the Board of Director resolutions authorizing the sale of the Purchased Assets with no shareholder consents being required in the opinion of the Board of Directors of Seller, the assignment of contracts and licenses and the other transactions described herein;

                 (d) An executed consent of all lenders or other entities with liens or encumbrances on Seller's assets providing for the release of the Purchased Assets from such liens or encumbrances together with UCC-3 termination statements and any other documents deemed necessary or advisable by Buyer in order to release the Purchased Assets from all liens, security interests or other encumbrances;

                 (e) Seller shall deliver to Buyer, to the extent the same are in written form, all copies of patents, trademarks, service marks, copyright applications and registrations, artwork, inventions, permits, licenses, trade secrets, or other secret or confidential information owned or licensed by Seller used in connection with the Business or the Purchased Assets certifying that upon such delivery, neither Seller nor any of its affiliates will have in their possession any originals of the foregoing, in whatever form. Seller hereby covenants promptly to deliver any of the foregoing to Buyer to the extent discovered by Seller to be in its possession or control following the Closing;

                 (f) Assignments of patents, trademarks and copyrights in "as is" form

                 (g) All other documents required or contemplated to be delivered to Buyer under the provisions of this Agreement.

          4.2.   Deliveries  by  Buyer.  At  the Closing, Buyer will deliver the
                 ---------------------
following documents and instruments to Seller:

                 (a)     The Closing payment as set forth in Section 2.1(a); and

                 (b)     Certified   copies   of   resolutions  authorizing  the
purchase of the Purchased Assets.

                 Termination    In the event that this Agreement terminates for
                 -----------
any of the following reasons: (i) Seller is unable to obtain any of the material items required to be delivered by Buyer prior to or at the Closing; or (ii) Seller is not in compliance with any material representation, warranty or covenant set forth in this Agreement, Buyer, may, at its option terminate the agreement or in its sole discretion, grant a thirty (30) calendar-day extension of time within which Seller shall use its best efforts to obtain any of the items required to be delivered to Buyer at the Closing or achieve compliance with any representation, warranty or covenant set forth in this Agreement.

          5.     WARRANTIES  AND  REPRESENTATIONS  OF   SELLER.   Seller  hereby
                 ---------------------------------------------
warrants and represents to Buyer as follows:

          5.1.   Organization; Licenses. Seller is a corporation duly organized,
                 ----------------------
validly existing and in good standing under the laws of its state of incorporation. Seller has all corporate power, franchises, licenses and permits to own the CARB FIGHTER product and conduct the Business.

          5.2.   Authority.  Seller  has the  power to execute and deliver  this
                 ---------
Agreement and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller Documents"), to perform this Agreement and the Seller Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action. This Agreement has been, and the Seller
Documents will be, duly executed and delivered on behalf of Seller by duly authorized officers of Seller, and this Agreement constitutes, and Seller Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against such party in accordance with their respective terms.

          5.3.   Validity  of  Contemplated  Transactions,  etc.  The execution,
                 ----------------------------------------------
delivery and performance of this Agreement and the Seller Documents by Seller does not and will not violate, conflict with or result in the breach or material modification of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents of Seller or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Purchased Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. No authorization, approval or consent of, and no registration or filing with, any governmental or

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regulatory  official,  body or  authority  is  required in  connection  with the execution, delivery or performance of this Agreement or the Seller Documents by Seller.

          5.4.   Other   Names.   Except  for  ONE   WORLD  NETWORKS  INTEGRATED
                 -------------
TECHNOLOGIES, INC., ONE WORLD HEALTH & FITNESS LLC, OneWorldLive (dba), and ONE WORLD NETWORKS (dba), Seller, and each of their predecessors and any companies acquired by or merged into them have not used any other business names.

          5.5.   Operating   Documents/Executory   Contracts.    All   Operating
                 -------------------------------------------
Documents and Executory Contracts (including without limitation, any contracts involving payment by Seller or otherwise affecting the Purchased Assets or material to the Business) have been delivered to Buyer and are listed on Schedules 1.1(d) and 1.1(f). The Operating Documents and Executory Contracts are in full force and effect and neither Seller nor any other party to the Operating Documents or Executory Contracts is in default thereunder. No event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default or grounds for cancellation, modification, or termination thereunder. There does not exist under any Operating Document or Executory Contract any event of default or event or condition that constitutes or that, after notice or lapse of time or both, would constitute, a violation, breach or event of default thereunder on the part of Seller or, to Seller's knowledge, any other party thereto. No consent of any third party is required under any such document or contract as a result of or in connection with, and the enforceability of any such contract will not be affected in any manner by, the execution, delivery and performance of this Agreement, the Seller Documents or the consummation of the transactions contemplated hereby and thereby.

          5.6.   Intellectual  Property  Matters.  Seller in  the conduct of the
                 -------------------------------
Business did not and does not utilize any patent, trademark, trade name, service mark, copyright, software, trade secret, formulation, know-how or other Intellectual Property except as listed on Schedule 5.12, together with any permits, licenses, grants or other rights running to or from Seller relating to any of the foregoing, all of which are owned by Seller free and clear of any liens, claims, charges or encumbrances. Copies of all written instruments which evidence such Intellectual Property have been attached to Schedule 5.12. Seller does not knowingly infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright, software, trade secret, formulation or know-how owned or claimed by another. Seller is not in default under, and has not received any notice of any claim of infringement or any other claim, demand or proceeding relating to any such patent, trademark, trade name, service mark, copyright, software, trade secret, formulation or know-how, and no proceedings have been instituted, are pending, or to the knowledge of Seller have been threatened to challenge the right of Seller with respect to any of such assets; and there are no facts known to Seller which might reasonably serve as the basis, in whole or in part, of any claim that any part of the Business carried on by Seller infringes the trademark, trade name, copyright, or other rights of any other person. Seller has the unrestricted right to use, free from any rights or claims of others, all trade names, trade secrets and other Intellectual Property which it has used or which it is now using in connection

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with the Business.  No present or former  employee of Seller and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, formulation, software, know-how or other Intellectual Property which Seller owns, possesses or uses in its operations as now or heretofore conducted. Schedule 5.12 also lists all confidentiality or nondisclosure agreements to which Seller or any of Seller's employees engaged in the Business is a party which relates to the Business.

          5.7.   Title to Purchased Assets. Seller has good and marketable title
                 -------------------------
in and to all of the Purchased Assets, which property is free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind.

          5.8.   Compliance with Law; Authorizations.  Seller has complied  with
                 -----------------------------------
each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, orders or decrees, whether federal, state, local or foreign, to which Seller's Business, or the Purchased Assets is subject ("Regulations"). Seller owns, holds, possesses or lawfully uses in the operation of its Business all licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its Business as now or previously conducted or for the ownership and use of the assets owned or used by Seller in the conduct of the Business of Seller, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described in Schedule 1.1(d). Seller is not in default, nor has it received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby.

          5.9.   Insurance.   Seller  shall  deliver  at  Closing  any  and  all
                 ---------
insurance policies which Seller has in effect relating to the Purchased Assets, which policies are listed on Schedule 5.17. Seller has had general and product liability insurance in full force and effect from the date it began activities related to the Business until the date hereof.


                 Taxes.  No assessments or additional tax liabilities (including
                 -----
without limitation all federal, state, county, local and foreign taxes, assessments, charges, penalties and interest ("Taxes")) have been proposed or threatened against Seller or any of its assets, and Seller has not executed any waiver of the statute of limitations on the assessment or collection of Taxes. There are no federal, state, county, local or foreign liens relating to Taxes upon any of Seller's assets. There are no past, pending or threatened audits, judicial proceedings, assessments or deficiencies against Seller relating to Taxes. All returns relating to Taxes for Seller have been timely filed and are complete and accurate. All Taxes due and owing from Seller (including without limitation any Taxes required to be withheld and paid) have been fully paid and

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Seller has adequate reserves to pay Taxes not yet due. Since the end of Seller's tax year immediately preceding the date hereof, Seller has not incurred any Taxes other than Taxes incurred in the ordinary course of business entirely consistent in amounts and nature with the past practice of Seller.

          5.10.  Litigation.  There are no actions, suits or proceedings pending
                 ----------
or threatened against, or affecting Seller or the Purchased Assets, at law or in equity or before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality.

          5.11.  Purchased Assets.  The Purchased Assets include all  rights and
                 ----------------
property necessary to the conduct of the Business by Buyer in the manner it is presently conducted by Seller and no property excluded from the Assets under
Section 1.2 hereof constitutes property or rights material to the Business.

          5.12.  Product  Warranty.  Each product manufactured, sold, leased, or
                 -----------------
delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the most recent balance sheet delivered to Buyer (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller. No product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

          5.13.  Product Liability.  Seller does not  know of any liability (and
                 -----------------
there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold leased, or delivered by Seller.

          5.14.  Restrictions.   Seller  is  not  a   party  to  any  indenture,
                 ------------
agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which adversely affects or restricts or, so far as Seller can now reasonably foresee, may in the future adversely affect or restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Business after consummation of the transactions contemplated hereby.

          5.15.  Financial  Statements.  Seller  shall  deliver  at or  prior to
                 ---------------------
closing  to Buyer the  unaudited  statements  of net income  and  balance  sheet

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pertaining to the Business for the periods  ending June 30, 2001,  September 30,
2001, October 31, 2001, and November 30, 2001. A complete and accurate copy of those statements shall be annexed hereto as Schedule 5.27.

          5.16.  Adverse  Business  Changes.  There  has  not  been  any adverse
                 --------------------------
change in the working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), reserves, operating profits, business, or prospects of Seller other than changes in the ordinary course of the Business, none of which has been materially adverse (either when taken by itself or in conjunction with all other such changes) since January 1, 2002.

     5.17.       Conditions Affecting Seller.  There  is no fact, development or
                 ---------------------------
threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, assets or prospects of the Business which are known to Seller which would materially adversely affect the business, operations or prospects of Seller considered as a whole, other than such conditions as may affect as a whole the economy generally. Seller will use its best efforts to keep available for Buyer the services of the customers and suppliers of Seller active in the conduct of the Business. Seller has no reason to believe that any loss of any customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

          5.18.  Brokerage.  No broker or finder has rendered services to Seller
                 ---------
in connection with this Agreement.

          5.19.  Copies  of  Material  Documents.  Seller  shall supply complete
                 -------------------------------
copies of all material documents relating to and necessary to the conduct of the Business.

          5.20.  Full  Disclosure.  No representation or warranty made by Seller
                 ----------------
in this Agreement or the Seller Documents, and no certification furnished or to be furnished to Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

          6.     WARRANTIES AND REPRESENTATIONS OF BUYER.  Buyer hereby warrants
                 ---------------------------------------
and represents to Seller as follows:

          6.1.   Organization.  Buyer  is a  corporation duly organized, validly
                 ------------
existing and in good standing under the laws of its state of incorporation.

          6.2.   Authority.  Buyer  has  the  power  to execute and deliver this
                 ---------
Agreement and the other agreements, documents and instruments required to be delivered by Buyer in accordance with the provisions hereof (the "Buyer Documents"), to perform this Agreement and the Buyer Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action. This Agreement has been, and the Buyer Documents will be, duly executed and delivered on behalf of Buyer by duly authorized officers of Buyer, and this Agreement constitutes, and the Buyer Documents when executed and delivered will constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

          6.3.   Full  Disclosure.  No representation or  warranty made by Buyer
                 ----------------
in this Agreement or the Buyer Documents, and no certification furnished or to be furnished to Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

          7.     CONDUCT PENDING CLOSING.
                 -----------------------

          7.1.   Consents.  From and after the date hereof, Seller shall perform
                 --------
the following:

                 (a) Obtain consents for the assignments (or arrange for the execution of new agreement in form and substance satisfactory to Buyer) of all agreements listed on Schedules 1.1(d) And 1.1(f) to Buyer;

                 (b) Obtain consents and related lien release instruments (including UCC-3 termination statements) from all creditors; and

                 (c)     Obtain consents from all Directors of Seller.

          7.2.   Maintenance of Physical Purchased Assets. Seller shall continue
                 ----------------------------------------
to maintain and service the physical assets used in the conduct of the Business in the same manner as has been its consistent past practice.

          7.3.   Cooperation.   Seller  and  Buyer  shall  each  use  their best
                 -----------
efforts, and shall cooperate with and assist the other parties in their efforts to obtain such consents and approvals of third parties to the transaction contemplated hereby as may be necessary to transfer the Purchased Assets to Buyer and to consummate this Agreement.

          7.4.   Notification.  Between  the  date  of  this  Agreement  and the
                 ------------
Closing Date, Seller shall promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date hereof, or if Seller becomes aware of the occurrence after the date hereof of any fact or condition that would (except as expressly contemplated by this Agreement) cause or
constitute   a  breach  of  any  such   representation   or   warranty  as  such
representation or warranty has been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller shall promptly notify Buyer of the occurrence of any breach of any covenant of Seller or of the occurrence of any event that may make the satisfaction of the conditions contained in Section 11 impossible or unlikely.


INSPECTION   CONTINGENCY.   During  the  period  (the  "Due  Diligence  Period")
------------------------
commencing on the date hereof and terminating on the Closing Date, Buyer, its employees, agents and independent contractors shall have the right to enter upon Seller's place of business, upon reasonable notice to Seller, for the purposes of conducting, at Buyer's expense, such studies, analysis, audits, inspections and tests pertaining to the Purchased Assets as Buyer desires to conduct. During the Due Diligence Period, Seller shall make available to Buyer, its employees, agents and attorneys, for inspection, review and copying, all documents, licenses, approvals and permits relating to the Business and such other information and documentation with respect to the Business as Buyer shall reasonably request.

          8.     ACCESS AND OTHER MATTERS.
                 ------------------------

          8.1.   Access.  Between the  date hereof and the Closing, Seller shall
                 ------
give to authorized representatives of Buyer full access, during normal business hours and upon reasonable notice, in such a manner as not to disrupt normal business activities, to the Purchased Assets, facilities, material contracts and books of accounts and records of Seller relevant to an evaluation of the Purchased Assets.

          8.2.   Filings and Other Actions.  Promptly following the execution of
                 -------------------------
this Agreement, Seller and Buyer will make all filings and take all actions required under any federal, state, county or municipal statute, rule, regulation or ordinance which are necessary to consummate the transactions contemplated by this Agreement.

          8.3.   Taxes.  Seller  shall  be  responsible  for  any sales or other
                 -----
taxes which may be incurred by Seller by reason of the transfer of the Purchased Assets pursuant to this Agreement. Buyer is not assuming any of Seller's tax liabilities.

          8.4.   Non-Competition  by  Seller.  Seller agrees not to engage in or
                 ---------------------------
carry on, directly or indirectly, the sale of a Product similar in formula to the "Carbfighter Product" in the United States, either for itself or themselves or as a member of a corporation, partnership, limited partnership, limited liability company, joint venture or other entity or as an investor, agent, associate, employee or consultant of or to any person or entity or otherwise. The covenant contained in the preceding sentence shall continue for a period of [2] years from and after the date of this Agreement. Such covenant shall exclude the rights of Seller to continue marketing the CARB BLOCKER product as an upsell to its Ultimate Lean Routine products only, and also excludes the combination fat neutralizer/carbohydrate neutralizer product currently under development by Garden State Nutritional for use by Seller in upcoming shows. Seller acknowledges that it has carefully read and considered the restraints imposed upon it pursuant to this Section and agrees that such restraints are necessary for the reasonable and proper protection of Buyer and the value of the Purchased Assets which it has acquired from Seller and that such restraints are reasonable in respect to subject matter, length of time and area.

                 (a) Seller hereby acknowledges and agrees that it would be extremely difficult or impracticable to measure damage to Buyer from any breach by any of them of the agreements and covenants set forth in this Section, that injury to Buyer from such breach would be incalculable and irremediable, and that money damages would be an inadequate remedy for any such breach. Accordingly, Seller hereby agrees that, if there is a breach of the covenants and agreements under this Section in any respect, Buyer will be entitled, in addition to all other remedies it may have, to a temporary restraining order and to a preliminary and a permanent injunction to restrain any such breach by Seller, without knowing or providing any actual damage sustained by Buyer. In the event that Seller is determined to be in breach of this provision, Seller hereby agrees to pay any expenses and attorneys' fees incurred by Buyer in enforcing the obligations hereunder.

          9.     CONDITIONS  TO  OBLIGATIONS OF BUYER.  The obligations of Buyer
                 ------------------------------------
to effect this transaction shall be subject to the fulfillment, at or prior to the Closing, of the following additional conditions:

          9.1.   Representations  and  Warranties True  at Closing Date.  Except
                 ------------------------------------------------------
for changes contemplated by this Agreement, the representations and warranties of Seller in section 5 hereto, shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects and, at the Closing, Seller shall have delivered to Buyer certificates signed by the each of them and dated the Closing Date to such effect.

          9.2.   No Material Adverse Change.  During the period from the date of
                 --------------------------
this Agreement to the Closing, there shall not have been any material loss or damage to the Purchased Assets whether or not insured, which materially affects Seller's ability to conduct its business; and Buyer shall have received certificates signed by the each of Seller and Shareholders dated the Closing Date to such effect.

          9.3.   Consents  to  Assignments.  On  or  prior  to the Closing Date,
                 -------------------------
Seller shall furnish Buyer with such consents as Buyer shall determine to be required to enable Buyer to enjoy the benefit of the Purchased Assets, including without limitation, the assignment of those agreements set forth on Schedules 1.1(d) and 1.1(f).

          9.4.   Consents.  Buyer shall have received satisfactory evidence that
                 --------
Seller has obtained all necessary creditor, and Director consent to consummate the transactions contemplated by this Agreement.

          9.5.   Good Title. Buyer shall have received good and marketable title
                 ----------
to the Purchased Assets free of all liens, claims or encumbrances.

          9.6.   Governmental   Notice.   Seller  shall  have  represented   and
                 ---------------------
warranted to Buyer that no tax or other notifications to federal, state or local governments are required by Seller to consummate this transaction or to protect Buyer from potential liability related to this transaction.

          9.7.   Compliance  with  Laws.  Any  and  all  permits, approvals  and
                 ----------------------
consents material to the Business shall have been obtained, and any and all permits, approvals and consents which counsel to Buyer reasonably deems appropriate to consummate the Closing have been obtained.

          9.8.   No  Regulatory  Proceedings.    No  proceeding,  regulation  or
                 ---------------------------
legislation shall have been instituted, threatened or postponed, nor any order issued by any governmental body to enjoin, restrain or prohibit this transaction or the Closing or adversely affect the Purchased Assets.

          9.9.   No Threatened  or Pending Litigation.   On the Closing Date, no
                 ------------------------------------
suit, action or other proceeding, or injunction or final judgment thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or otherwise could affect the Business or the Purchased Assets, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          9.10.  Satisfactory  Due  Diligence.    Buyer shall have completed its
                 ----------------------------
investigation and due diligence with respect to the Business and the Purchased Assets and Buyer shall be satisfied in its reasonable discretion with the results thereof.

          10.    CONDITIONS TO OBLIGATIONS OF SELLER.  The obligations of Seller
                 -----------------------------------
to effect this transaction shall be subject to the fulfillment, at or prior to the Closing, of the following additional conditions:

          10.1.  Representations  and  Warranties  True  at  Closing  Date.  The
                 ---------------------------------------------------------
representations and warranties of Buyer contained in Section 6 of this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects and, at the Closing, Buyer shall have delivered to Seller a certificate signed by its President and dated the Closing Date to such effect.

          10.2.  No  Regulatory  Proceedings.    No  proceeding,  regulation  or
                 ---------------------------
legislation shall have been instituted, threatened or postponed, nor any order issued by any governmental body to enjoin, restrain or prohibit this transaction or the Closing.

          11.    POST CLOSING COVENANTS.  The parties covenant and agree to take
                 ----------------------
the following actions following the Closing:

          11.1.  Survival    of    Representations    and    Warranties.     The
                 ------------------------------------------------------
representations, warranties, covenants and agreements of Seller and Buyer contained in this Agreement, or in any document and certificate delivered pursuant hereto, and the respective obligation of the parties with respect thereto, shall survive the making of this Agreement, any investigations made by or on behalf of the parties hereto, and the Closing, and shall continue in full force and effect. Each of the parties agrees to give notice to the breaching party of any breach of any such representation, warranty, covenant, or agreement, describing such breach in reasonable detail, as soon as practicable after the discovery thereof; providing that the failure to receive such notice shall not relieve the breaching party from any liability in respect to such breach unless and to the extent that the breaching party shall be prevented from curing such breach as a direct result of its failure to receive a timely notice.

          11.2.  Indemnification  by  Seller.   Seller  agree to and does hereby
                 ---------------------------
indemnify and hold Buyer and their agents, representatives, officers, directors and stockholders (collectively, the "Indemnified Parties", and individually, an "Indemnified Party") harmless on a joint and several basis against any claims, suits, losses, expenses, damages, obligations, liabilities (including costs and reasonable attorneys' fees) which result from or are related to (a) any breach or failure of Seller to perform any of its covenants or agreements set forth herein or in any Seller Documents, (b) the inaccuracy of any representation or warranty made by Seller herein or in any Seller Documents and/or (c) any fixed or contingent obligation or liability of Seller, arising from Seller's operation of its Business or otherwise related to the Purchased Assets which is not expressly assumed by Buyer.

          11.3.  Enforcement of Indemnification Rights.
                 -------------------------------------

                 (a)     Notification.   The  Indemnified  Party  shall   notify
                         ------------
Seller of any liability, obligation or claim to which the foregoing indemnity applies. Such notification shall include a specific demand for indemnification if the Indemnified Party wishes to assert its indemnification rights hereunder.

                 (b)     Disputes.   If  Seller should dispute the  right of the
                         --------
Indemnified Party to indemnification hereunder, Seller shall give the Indemnified Party written notice of such dispute, specifying in detail the basis of the dispute, not later than 30 days after mailing of demand for indemnification. If the dispute cannot be resolved amicably, any party may institute suit against the other party in the Nevada Superior Court, to resolve the matter. All parties hereto agree to submit to the jurisdiction of such court for the purpose of such suit or suits.

                 (c)     Time  limit.  If Seller should fail, within such 30 day
                         -----------
period, to dispute the Indemnified Party's right to indemnification with respect to any such demand, or upon resolution of any such dispute, Seller shall pay the Indemnified Party the amount of such demand or any other amount acceptable to the Indemnified Party.

          11.4.  Remedies  Cumulative.   The Indemnified Party shall be entitled
                 --------------------
to such indemnification from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving its right to rely upon any other provisions at the same time or at any other time.

          11.5.  Insurance.   Seller shall maintain in force for  the applicable
                 ---------
time periods of limitations upon the commencement of litigation, the general liability and product liability insurance policies listed on Schedule 5.17 with respect to all acts which shall have occurred prior to the Apportionment Time pursuant to this Agreement. Seller shall provide evidence of such general liability and product liability insurance in force at closing.

          11.6.  Litigation Procedure.  Promptly after receipt by an Indemnified
                 --------------------
Party of notice of the commencement of any action for which a claim for indemnification is to be made under this Agreement, the Indemnified Party shall notify Seller of the commencement thereof; but the failure to so notify Seller will not relieve Seller from any liability which it may have to the Indemnified Party otherwise under this Agreement. In case any such action is brought against an Indemnified Party and it notifies Seller of the commencement thereof, Seller will be entitled to participate therein and, to the extent that Seller may wish, assume the defense thereof, with counsel satisfactory to the Indemnified Party and after notice from Seller to the Indemnified Party of its election to so assume the defense thereof, Seller will not be liable to the Indemnified Party under this Agreement for any legal fees or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. If Seller has assumed the defense thereof, they shall not settle or otherwise compromise any claim subject to such action without the prior written consent of the Indemnified Party.

          12.    NOTICES.   Any  notices  or  other communications  provided for
                 -------
hereunder may be given to any party to this Agreement at the address set forth above, with a copy to that party's attorney and shall either be (a) hand-delivered, (b) deposited with an overnight courier delivery service or (c) mailed by certified mail, return receipt requested, postage prepaid. All notices shall be deemed to have been given either when hand-delivered, 1 day after having been deposited with an overnight courier delivery service or 2 days following the date of mailing.

          13.    SUCCESSORS  AND  ASSIGNS.  This  Agreement  shall inure  to the
                 ------------------------
benefit of and shall be binding upon Buyer, and Seller, their heirs, successors and assigns. Buyer may not assign this Agreement without obtaining the prior written consent of Seller, except that this Agreement may be assigned to any person, corporation, limited partnership, limited liability company, partnership or other entity affiliated or associated with, or under the control of or under common control with Buyer or any of Buyer's principal shareholders, all without Seller's consent.

          14.    NO  THIRD  PARTY  BENEFICIARIES.  This Agreement shall not, and
                 -------------------------------
shall not be deemed to, confer any rights or remedies upon any party other than Buyer and Buyer's affiliates, Seller, Shareholders and their respective successors and assigns.

          15.    BROKERAGE.  Buyer  shall hold Seller harmless  and Seller shall
                 ---------
hold Buyer harmless from any claim asserted by any third party for any broker's or finder's fee alleged to be due and owing as a result of contacts initiated by such party in connection with this transaction.

          16.    GOVERNING LAW.  This Agreement shall be construed in accordance
                 -------------
with the laws of the State of Nevada

          17.    CONSENT TO JURISDICTION.  Seller, Shareholders and Buyer hereby
                 -----------------------
irrevocably consent to the jurisdiction of the courts of the State of Nevada or any Federal Court in Nevada in connection with any action or proceeding arising out of or related to this Agreement or any other document delivered in connection with this Agreement.

          18.    COUNTERPARTS.  This  Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute an original hereof. When counterparts have been executed by all parties, they shall have the same effect as if the signatures were upon the same document.

          19.    FURTHER  ASSURANCES.  Seller and Shareholders shall  take  such
                 -------------------
action as Buyer may reasonably request from time to time to perfect Buyer's title to the Purchased Assets to be acquired from Seller pursuant to this Agreement and to enable Buyer to enjoy any other benefits of this Agreement.

          20.    SEVERABILITY.  Any  term or provision of this Agreement that is
                 ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the fullest extent permitted under the applicable law.

          21.    EXPENSES.  Each  party to this Agreement shall pay its own fees
                 --------
and expenses incident to this Agreement and the transactions contemplated in this Agreement, including, without limitation, counsel fees, brokerage or financial advisor fees and accounting fees.

          22.    ENTIRE  AGREEMENT.   This Agreement (including the exhibits and
                 -----------------
schedules referred to herein) contains the entire agreement among the parties with respect to the transactions contemplated under this Agreement and supersedes all prior agreements or commitments, written and oral, with respect thereto, including, without limitation, the Letter of Intent and Amendment dated September 17, 2001 and September 26, 2001, respectively.



         THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY

          IN WITNESS WHEREOF, the parties have executed or caused their authorized representatives to execute this Agreement as of the date set forth above.


SELLER:
------


ATTEST:                                     By: /s/ Scott R. Isdaner
                                               ---------------------------
                                               Name: Scott R. Isdaner
                                               Title: President





BUYER:
-----


ATTEST:




By: /s/ Stacey Lauridia                     By: /s/ Kathy Whyte
   ---------------------------                 ---------------------------
   Name: Stacey Lauridia                       Name: Kathy Whyte
   Title: President                            Title: Secretary

                                LIST OF EXHIBITS
                                ----------------

Exhibit A        -       Bill of Sale


                                LIST OF SCHEDULES
                                -----------------

Schedule 1.1(d)  -       Operating Documents

Schedule 1.1(f)  -       Unfilled Purchase Orders

Schedule 1.2     -       Excluded Assets

Schedule 5.12    -       Intellectual Property

Schedule 5.17    -       Insurance Policies

Schedule 5.27    -       Financial Statements

                                  Schedule 1.2

                                 Excluded Assets
                                 ---------------



INVENTORY
Auto-ship accounts in place prior to the Apportionment Time. All rights, title and interest in the Crave Fighter product All rights, title and interest in the Carb Neutralizer product All rights, title and interest in the Carb Blocker product

                                 SCHEDULE 1.1(d)

                               OPERATING DOCUMENTS


1.   Infomercial Producer:
     ---------------------

Tara Productions / Agreement for Production dated September 7, 2000


2.   Carb Fighter Infomercial Talent:
     -------------------------------

(a)  Robert J. Auston, MD / Standard "On-Air" Release and Affidavit

(b)  Kimberly Hilley / Standard "On-Air" Release and Affidavit

(c)  Jaymie Frietas / Standard "On-Air" Release and Affidavit

(d)  Paul Sedlier / Standard "On-Air" Release and Affidavit

(e)  April Downs / Standard "On-Air" Release and Affidavit

(f)  Coleman McKenney / Standard "On-Air" Release and Affidavit

(g)  Rita Kucelin / Standard "On-Air" Release and Affidavit

(h)  Nancy Filipelli / Standard "On-Air" Release and Affidavit

(i)  Jeff Kempall / Standard "On-Air" Release and Affidavit

(j)  Alexander J. Kurzman / Standard "On-Air" Release and Affidavit

(k)  Jack O'Neil / Standard "On-Air" Release and Affidavit

(l)  Brenda Haneline / Standard "On-Air" Release and Affidavit


3.   Carb Fighter Photographs:
     ------------------------

(a)  Alissa Lund / Name and Likeness Release (guide)

(b) Josette Bullon / Model Release (Package Insert) / One Year / Expires August 1, 2002 (renewable)

(a)  Joe Piscioneri / Photographer / Carb Fighter Package Insert

(b)  EyeWire Images / Stock Photos for Website


4.   Distribution Agreements:
     -----------------------

(a)  Cataval, Inc. / International Distribution Agreement

(b)  Koolatron, Inc. / Canadian Distribution Agreement

(c)  Windmill Health Products / Exclusive Retail Distribution Agreement


5.   Consents:
     --------

(a)  Tara Productions / Notification

(b)  Joe Piscioneri / Consent

(c)  Cataval, Inc. / Notification

(d)  Koolatron, Inc. / Notification

(e)  Windmill Health Products / Notification

(f)  Stray Moose Productions / Notification

(g)  National Fulfillment / Notification

(h)  West Telemarketing Corporation / Notification

(i)  Fox Marketing Associates / Notification

                                 SCHEDULE 1.1(f)

                      UNPAID ROYALTIES AND UNFILLED ORDERS


1.   Unpaid Royalties:
     ----------------

     (To be determined at closing.)


2.   Unfilled Purchase Orders:
     ------------------------

     (To be determined at closing.)


3.   Unfilled Sales Orders:
     ---------------------

     (To be determined at closing.)

                                  SCHEDULE 5.12

                              INTELLECTUAL PROPERTY


1.   Trademark:
     ---------

     Carb Fighter(R) / June 29, 2000 Application Date


2.   Domain Name:
     -----------

     CarbFighter.com

                                  SCHEDULE 5.17

                               INSURANCE POLICIES


1.   Products Liability Policy

2.   Excess Products Liability

3.   Professional Liability Policy

                                  SCHEDULE 5.27

                              FINANCIAL STATEMENTS


1.   Statements of Net Income for Carb Fighter

2.   Balance Sheets for Carb Fighter

                                    EXHIBIT A

                    GENERAL CONVEYANCE, TRANSFER, ASSIGNMENT
                                AND BILL OF SALE

     THIS GENERAL CONVEYANCE, TRANSFER, ASSIGNMENT AND BILL OF SALE ("Bill of Sale") effective as of the 4th day of February, 2002, is between Thinka Weight Loss Corp., a Nevada corporation ("Purchaser"), and One World Networks Integrated Technologies, Inc., a Nevada corporation ("Seller").

                                    RECITALS:

     A. The Seller and the Purchaser have entered into an Asset Purchase Agreement dated as of the 31st day of January, 2002, ("Purchase Agreement") providing, among other things, for the sale by Seller and purchase by the Purchaser of the Assets (as defined later in this Bill of Sale)

     B. In order to effectuate the sale and purchase of the Assets, the Seller is executing and delivering this Bill of Sale and the Purchaser is delivering the consideration specified in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements specified herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby acts and agrees as follows:

     1.   Conveyance  of  Acquired  Assets.   The  Seller  hereby  forever   and
     --------------------------------------
irrevocably grants, assigns, transfers, conveys, delivers and sets over unto Purchaser and its successors and assigns, all right, title and interest of the Seller in and to the assets, rights, and properties described in the following clauses (a) through (f), inclusive, ("Assets") such right, title and interest to be held and enjoyed by the Purchaser for the Purchaser's own use and behoof and for the use and behoof of the Purchaser's successors and assigns as fully, completely and entirely as such right, title and interest would have been held and enjoyed by the Seller if the assignment in this Bill of Sale had not occurred:

     (a)  Operating  Documents.  All of Seller's Operating Documents relating to
          ---------------------
          the CARB FIGHTER product, insofar as any of them are used in the Seller's CARB FIGHTER business.

     (b)  Licenses and Permits.  All right, title and interest of the Seller in,
          ---------------------
          to and pursuant to, all licenses, permits, authorizations and other rights of every kind and character relating to the Seller's CARB


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          FIGHTER  business  pursuant to any federal,  state,  or local statute, ordinance or regulation.

     (c)  Intangible  Assets. All right, title and interest of the Seller in, to
          -------------------
          and pursuant to all trademarks, technology, know-how, data, copyrights, trade-names, servicemarks, licenses, covenants by others not to compete, rights and privileges used in the Seller's business and the goodwill associated with the Seller's business.

     (d)  Goodwill.  The  goodwill  and  going  concern  value  of the  Seller's
          ---------
          interest in the Seller's CARB FIGHTER business ("Assigned Contracts").

     (e)  Contracts and Leases.  All right,  title and interest of Seller in, to
          ---------------------
          and pursuant to any contracts and leases pertaining to the CARB FIGHTER business .

     (f)  Books and Records. All of the Seller's CARB FIGHTER books and records.
          ------------------

     2.   Assumption  by  the  Purchaser.  The Purchaser hereby agrees to assume
     ------------------------------------
and make all payments which become due from, and to perform all covenants and conditions which are to be performed by, the Seller pursuant to any of the Assigned Contracts from and after the Closing Date.

     3.   Defined  Terms.   All  capitalized  terms  used in  this  Bill of Sale
     --------------------
without definitions shall have the meanings assigned to those terms in the Purchase Agreement.

     4.   Counterparts.   This Bill of Sale may be  executed  in any  number  of
     ------------------
counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one assignment.

     5.   Further Assurances.  From time to time,  as and when  requested by the
     ------------------------
Purchaser, the Seller shall execute and deliver or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Bill of Sale.

     6.   Controlling Agreement.  It is contemplated that the Seller may, at any
     ---------------------------
time or from time to time, execute, acknowledge and deliver one or more separate instruments of assignment and conveyance relating to certain of the CARB FIGHTER Assets. No such separate instrument of assignment or conveyance shall limit the



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scope and  effect  of this  Bill of Sale.  In the  event  that any  conflict  or ambiguity exists as between this Bill of Sale and any such separate instrument of assignment, the terms and provisions of this Bill of Sale shall govern and be controlling.

     7.   Governing Law.  The validity of this Bill of Sale shall be governed by
     -------------------
and construed in accordance with the laws of the State of Nevada, excluding any conflicts-of-law rule or principle which might refer to another jurisdiction.

     8.   Successors  and  Assigns.  This Bill of Sale shall obligate the Seller
     ------------------------------
and its successors and assigns and inure to the benefit of the Purchaser and its successors and assigns.

     9.   Descriptive  Headings.   The  descriptive   headings  of  the  several
     ---------------------------
paragraphs, subparagraphs and clauses of this Bill of Sale were inserted for convenience only and shall not be deemed to affect eh meaning or construction of any of the provisions hereof.

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                    SIGNATURES ARE AFFIXED TO THE NEXT PAGE.

                 EXECUTED as of the date first set forth above.

Thinka Weight Loss Corporation,
a Nevada corporation


By: /s/ Stacey Lauridia
   ---------------------------
Its:     President


By: /s/ Kathy Whyte
   ---------------------------
Its:     Secretary



One World Networks Integrated Technologies, Inc., a Nevada corporation


By: /s/ Scott R. Isdaner
   ---------------------------
Its:     President


By: /s/ Rachel Brock
   ---------------------------
Its:     President

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